                                                                    EXHIBIT 25.1

                                 ---------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                       ELIGIBLITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)


                                    ---------

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        New York                                      13-5375195
(Jurisdiction of incorporation                      (I.R.S. employer
or organization if not a U.S. national bank)        identification No.)

One State Street, New York, New York                  10004
(Address of principal executive offices)            (Zip code)

                        IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, address and telephone number of agent for service)

                           PHP Healthcare Corporation
               (Exact name of obligor as specified in its charter)

        Delaware                                       54-1023168
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                      identification No.)

11440 Commerce Park Drive
Reston, VA                                            22091
(Address of principal executive offices)            (Zip code)

                                    ---------
            61/2% Convertible Subordinated Debentures due 12/15/2002
                         (Title of indenture securities)

                             ----------------------

Item 1.        General information

               Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                    New York State Banking Department, Two Rector Street, New York, New York

                    Federal Deposit Insurance Corporation, Washington, D.C.

                    Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

      (b)      Whether it is authorized to exercise corporate trust powers.

                                        Yes

Item 2.        Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee.

Item 13.       Defaults by the Obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                        None

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                        None

Item 16.       List of exhibits.

               List below all exhibits filed as part of this statement of eligibility.

      *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

      *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

      *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

      *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

       5.      Not Applicable

       6.      The consent of United States institutional trustee required by
               Section 321(b) of the Act.

       7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2. the answer to said item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of February, 1996.

                                   IBJ SCHRODER BANK & TRUST COMPANY

                                   By:   /s/ Thomas J. Bogert
                                         --------------------------------
                                             Thomas J. Bogert
                                             Assistant Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE

          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by PHP Healthcare Corporation of its 6 1/2% Convertible Subordinated Debentures due 2002, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   IBJ SCHRODER BANK & TRUST COMPANY

                                   By: /s/ Thomas J. Bogert
                                      ---------------------
                                           Thomas J. Bogert
                                           Assistant Vice President


Dated: February 20, 1996

                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              OF NEW YORK, NEW YORK
                      AND FOREIGN AND DOMESTIC SUBSIDIARIES

                         REPORT AS OF SEPTEMBER 30, 1995


                                                                                                            DOLLAR AMOUNTS
                                                                                                             IN THOUSANDS
                                                                                                            ---------------


                                                     ASSETS

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$   27,302
  Interest-bearing balances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$  274,438

Securities:  Held to Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$  169,283
             Available-for-sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$   30,605

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
  Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$   49,732
  Securities purchased under agreements to resell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$    -0-

Loans and lease financing receivables:
  Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . . . . . . . . .$ 1,837,874
  LESS: Allowance for loan and lease losses. . . . . . . . . . . . . . . . . . . . . . . . .$    52,477
  LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . . . . . . . . . . $     -0-

Loans and leases, net of unearned income, allowance, and reserve . . . . . . . . . . . . . . . . . . . . . .$1,785,397

Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$114

Premises and fixed assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$7,958

Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$397

Investments in unconsolidated subsidiaries and associated companies. . . . . . . . . . . . . . . . . . . . .$-0-

Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . .$938

Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$-0-

Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$68,195

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$2,414,359


                                                     LIABILITIES

DEPOSITS:
  In domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$474,693
    Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$   143,148
    Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$   331,545

  In foreign offices, Edge and Agreement subsidiaries, and IBFs. . . . . . . . . . . . . . . . . . . . . . . . .$853,713
    Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$    10,321
    Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$   843,392

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

  Federal Funds purchased. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$75,000
  Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $-0-

Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$50,000

Trading Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$101

Other borrowed money:
  a) With original maturity of one year or less. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$668,892
  b) With original maturity of more than one year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$5,000

Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . . . . . . . . .$-0-

Bank's liability on acceptances executed and outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . $938

Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$-0-

Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$83,666

TOTAL LIABILITES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$2,212,003

Limited life preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$-0-


                                                    EQUITY CAPITAL

Perpetual preferred stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$-0-

Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$29,650

Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$216,935

Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$(44,320)

Plus:  Net unrealized gains (losses) on marketable equity securities . . . . . . . . . . . . . . . . . . . . .$(91)

Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$-0-


TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$202,356

TOTAL LIABILITIES AND EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$2,414,359